Exhibit 23



           Consent of Independent Public Accountants


   As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K into Consolidated Freightways, Inc.'s previously filed Registration Statement File Nos 2-81030, 33-29793, 33-52599, 33-60619 and 33-
60625.





/s/Arthur Andersen LLP
Portland, Oregon
June 27, 1996